ABTC®

AMERICAN BATTERY TECHNOLOGY COMPANY

FY 2026 Q2 Presentation

Quarterly Overview Presentation

February 5, 2026

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are "forward-looking statements." Although the American Battery Technology Company's (the "Company") management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company's ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2025. The Company assumes no obligation to update any of the information contained or referenced in this presentation.

Agenda

- » **CEO Opening Remarks**
- » **ABTC Business Lines**
  - **Lithium-Ion Battery Recycling**
  - **Primary Claystone to Lithium Hydroxide**
- » **FY26 Second Quarter Financial Summary**
- » **Closing**



Ryan Melsert
Chief Executive Officer



Tiff Moehring
Head of Communications

ABTC Critical Mineral Manufacturing Businesses

1. A robust and **cost-competitive battery recycling industry** can ***close-the-loop*** and make a meaningful impact on near-term domestic supply

2. However, recycling alone cannot meet growing demand, therefore **domestic manufacturing of primary battery metals** needs to be ramped rapidly to ***fill-the-loop*** with low-cost and low environmental impact material

3. In addition to manufacturing primary battery metals, **domestic mineral resources need to be developed** in order to supply the primary feed for these facilities



End Use OEMs
Battery Cells
EVs, Stationary Storage, Consumer Electronics
Cell Manufacturers
Waste Products
Waste Cells
Active/Inactive Refined Materials
Chemical Refiners
Waste Material
Second Life Applications
1 Lithium-Ion Battery Recycling
2 Primary Battery Metals Manufacturing
Battery Grade Metal Feedstocks Li, Ni, Co, Mn
3 Mineral Resource Development

Welcome Alex Flores, CFO



Alex Flores
Chief Financial Officer

- Over 20 years leading financial organizations within the battery and automotive sectors throughout North America
- Significant interactions leading proposals and negotiations for government supported financing
- Experience driving operational improvements and capital efficiency projects

ABTC Q2 FY26 Financial Summary

Financial Highlights: A Year of Exponential Growth

- **$5.1 million: Revenue and interest income for FYQ2**
  - $4.8 million revenue from operations for the quarter
  - $0.3 million income from interest for the quarter
- **$4.9 million: Cash cost of goods sold,** (a non-GAAP measure)
- **$6.4 million: Cost of goods sold**
  - Includes non-cash costs of $1.1 million depreciation expense and $0.4 million of stock-based compensation
- **$48.7 million cash: Company cash balance as of end of quarter**
  - Significant exercising of warrants from existing shareholders during quarter
  - Includes $47.9 million in unrestricted and $0.8 million in restricted cash
- **$0.0 million debt: Company currently holds zero debt**



"We are extremely proud that as we have successfully ramped throughput and implemented operational efficiencies at our critical mineral facilities, that we have now for the first time completed a quarter where our revenue from operations and interest income are greater than the cash cost of goods sold for our first recycling facility. We have also engaged with the investment community to increase our cash balance to one of its largest levels in years to facilitate the expansion of our current facilities and the groundbreaking of new ones."

~Ryan Melsert, CEO/CTO

ABTC generated more revenue in FYQ2 than in the previous 4 quarters combined!!

Battery Recycling Business

Battery Recycling Highlights: Driving Revenue Growth and Operational Efficiencies

» The company's recycling operations achieved record-breaking revenue growth this quarter, driven by increased processing volumes from high-value feed materials including Battery Energy Storage Systems (BESS), end-of-life electric vehicles, commercial batteries and consumer electronics

» The simultaneous streamlining of operational efficiencies allowed for significant improvement in gross margin and the improvement of cash flow

» Positioned as one of the few recyclers in the Western U.S capable of handling CERCLA-classified waste, ABTC's Nevada lithium-ion battery recycling facility, approved by the EPA in the spring of 2025 under CERCLA, is now a key driver of revenue growth, recycling high-value critical minerals and materials including BESS end-of-life and damaged batteries

» ABTC has accelerated the design and commercialization of its second battery recycling facility, anticipated to be constructed in the Southeast US with approximately five-fold the capacity of its first recycling facility


CLARK

Claystone to LiOH Business

Primary Lithium from Claystone Manufacturing Highlights: Securing a Domestic Supply Chain

- ABTC's Tonopah Flats Lithium Project (TFLP) continues to secure its position as a cornerstone of the domestic lithium supply chain critical to securing and sourcing new critical mineral resources for the U.S., driving long-term revenue potential for the company
- ABTC has successfully advanced its claystone-to-lithium hydroxide pilot plant and is now focused on scaling the pilot plant into a full-scale commercial refinery
- Designated as a Fast-41Transparency Priority Project in June 2025 and upgraded to a full Covered Project in August in accordance with President Trump's March 20th Executive Order "Immediate Measures to Increase American Mineral Production", the TFLP benefits from streamlined federal permitting efforts, accelerating its path to commercialization of a new U.S. lithium resource and domestic production of lithium hydroxide (LiOH)
- The company achieved a critical milestone by completing and submitting all baseline studies for the National Environmental Policy Act (NEPA) review process, a two-year effort involving over 40 regulatory agencies and stakeholders across 21 study areas
- The company has moved into the progression of its Definitive Feasibility Study, the final phase of engineering and analysis required to move the project into commercial production

ABTC's Pre-Feasibility Study Published in October 2025 Noted:

- Projected production of 30,000 tonnes per year of lithium hydroxide monohydrate (LHM), with project economics calculated for a 45-year life-of-mine
- After-tax NPV at 8% of $2.57 billion and IRR of 21.8%, underscoring its financial viability
- Highly competitive production cost of $4,307 per tonne, representing a 9.2% reduction from the Company's April 2024 Initial Assessment
- Total TFLP lithium resources (measured, indicated, and inferred) increased approximately 11% to 21.3 million tonnes LHM, and establishment of 2.73 million tonnes of proven (0.98M) and probable (1.75M) reserves

Q2 FY2026 Financial Summary

in $Millions	Q2 FY26	Q2 FY25	Notes
Revenue	**$4.8**	**$0.3**	Revenue growth from ramp of recycling facility
Interest Income	**$0.3**	**$0.0**	Increase in interest income from cash balance investments
Total Cost of Goods Sold	**$6.4**	**$3.3**	Total cost of goods sold, including non-cash costs such as depreciation and stock-based compensation
Cash Cost of Goods Sold	**$4.9***	**$2.1***	*Non-GAAP measure
Funding from Government Grants	**$1.6**	**$0.9**	Increase in grant income through continuation of grant projects during the quarter
Cash			
Used in Investing Activities	($1.5)	($0.6)	Purchase of mineral properties as well as capital equipment
Used in Operating Activities	($9.8)	($7.3)	Increased operations at first battery recycling facility
Net cash provided by financing activities	$29.1	$22.8	Proceeds from offerings and exercising of share purchased warrants
Cash & Cash Equivalents Balance	$47.9	$15.6	Improved liquidity position

Closing

Sincere Thanks to Our Employees, Shareholders, Partners, and Customers

Thank You

www.americanbatterytechnology.com
info@batterymetals.com



Closing

- Questions -

Information Regarding Mineral Resources

Qualified Person
The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment and most recently filed Technical Report Summary were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Initial Assessment
Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized.

Inferred Resource
Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource
Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral_Reserve.

Measured Resource
Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Probable Mineral Reserve
Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a Measured Mineral Resource.

Proven Mineral Reserve
Proven Mineral Reserve is the economically mineable part of a Measured Mineral Resource and can only result from conversion of a Measured Mineral Resource.

Pre-Feasibility Study
A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.